UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2024 (December 10, 2024)
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 10, 2024, Backblaze, Inc. (the "Company") voluntarily terminated its Loan and Security Agreement with City National Bank, dated October 21, 2021, as amended, which included a revolving line of credit that was 100% collateralized by cash held by the Company. At the time of termination, no amounts were outstanding under the revolving line of credit as the Company had fully paid down the revolving credit amount following the completion of its follow-on public offering in November 2024 in which the Company raised approximately $37.5 million in net proceeds (adjusted for underwriter discounts and commissions but before other fees and expenses).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	12/13/2024	Backblaze, Inc.

		By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer